Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES ANNOUNCES LEADERSHIP TRANSITIONS

•Johnny Sirpilla appointed interim Chief Executive Officer, succeeding Jason Lippert, who has announced his retirement and stepped down as President and Chief Executive Officer and as a member of the Board of Directors
•Virginia Henkels appointed Chair of the Board; Tracy Graham has stepped down as Chairman and member of the Board
•Board will commence a comprehensive search for permanent CEO

ELKHART, Ind., June 4, 2026--(Business Wire)--LCI Industries (NYSE: LCII), a leading supplier of engineered components to the recreation and transportation markets, today announced that Jason Lippert has announced his retirement and has stepped down as the Company’s President and Chief Executive Officer and as a member of the Board of Directors after 32 years in the business. The Board of Directors has appointed Independent Director Johnny Sirpilla to serve as interim Chief Executive Officer, effective immediately. Jason Lippert has agreed to serve in an advisory capacity for a period of one year to support the transition. The Board will conduct a search for a permanent CEO and expects to consider both internal and external candidates.

Separately, as part of its long-term succession planning, the Board of Directors has named Virginia “Ginnie” Henkels as Chair of the Board, succeeding Tracy Graham, who stepped down from the Board of Directors after 10 years of service to dedicate his time to his core business.

The Board of Directors issued the following statement: “LCI Industries is a tremendous company with a bright future ahead, and we are committed to identifying a leader with the operational know-how and perspectives who can build on LCI Industries’ strong foundation to drive the Company’s next phase of profitable growth. With the excellent management team we have in place, the Board is confident that LCI Industries is well-positioned to enhance shareholder value while delivering for customers, consumers and team members. While we conduct a comprehensive search, we are pleased that Johnny Sirpilla, who has served on our Board since 2019 and brings over 35 years of executive and leadership experience in the RV and Outdoor Recreation industries, has stepped up to this interim position and will keep a steady hand on the wheel throughout this transition.”

The Board continued, “We want to thank Jason for his leadership and his deep commitment to LCI Industries over many decades. Under his leadership, LCI Industries grew from a company with $125M in annual revenue, to a company with annual revenue in excess of $4B. His contributions have helped shape this great company and will be important drivers of our future growth.”

“On behalf of the entire Board, I want to thank Tracy for his hard work and dedication over the last decade and for everything he has done for LCI Industries during that time,” said Virginia "Ginnie"

Henkels, Chair of the Board. “Over the past several months, Tracy and the Board have been discussing Chairman succession planning, and we mutually agree that this is the appropriate time for this transition. I am honored to take on the Chair role at this important moment for LCI Industries.”

“I am committed to keeping the full focus of this organization on the strong execution of our strategy to serve customers and consumers and deliver compelling shareholder value,” said Johnny Sirpilla, interim Chief Executive Officer. “LCI Industries has a resilient business model, deep customer relationships and a team that has proven it can perform through challenging environments. I look forward to continuing to work with the Board and the leadership team as we move forward.”

“It has been the privilege of my career to lead this company and the extraordinary people who make it what it is," said Jason Lippert. "The Lippert family has been and will continue to be an important part of LCI Industries’ story and a supporter of its continued success. LCI Industries is a stronger business today than when I took the helm, and I am proud of what we have built together. At this important moment in the Company’s journey, this is the right time for this change, and I look forward to working with – and cheering on – our team members and leaders as they take LCI Industries into its next chapter.”

“Ten years ago, I joined this Board committed to helping build something durable, and I believe we have done that,” said Tracy Graham. “In early 2026, I began discussing my succession planning with the Board, and given the announced CEO transition and the commencement of a search for a permanent CEO, I believe now is the right time for this transition. I have the utmost confidence in Ginnie, Johnny, and the team to carry LCI Industries forward and take it to new heights.”

About Johnny Sirpilla

Johnny Sirpilla has been a member of the LCI Industries Board of Directors since 2019 and has over 35 years of executive and leadership experience in the RV and Outdoor Recreation industries, amongst others, and maintains strong relationships with customers and key stakeholders in the industry. Mr. Sirpilla began his career as an independent RV dealer before the business was acquired by Camping World, where he joined the Senior Executive Team. He subsequently served as President and Chief Business Development Officer of Camping World and Good Sam after serving in various executive roles in dealership operations, retail store leadership, logistics, M&A and other areas. Mr. Sirpilla is a current Board member of the Pro Football Hall of Fame and Society Brands.

About Virginia “Ginnie” Henkels

Ginnie Henkels has been a member of the LCI Industries Board of Directors since 2017 and has over 18 years of Board governance experience, and over 30 years of financial and leadership experience across a diverse portfolio of publicly-traded companies. Ms. Henkels previously served as Chief Financial Officer of Swift Transportation Company and held various financial leadership positions at Honeywell Inc. She currently serves on the Boards of Avnet Inc., Pursuit Attractions and Hospitality Inc. and privately-held Isaac Instruments.

About LCI Industries

LCI Industries (NYSE: LCII) is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities and dedication to enhancing the customer experience have established LCI Industries as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lci1.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements". Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements are based on current expectations and assumptions and are subject to a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, the risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

Contacts
Lillian D. Etzkorn, CFO
(574) 535-1125
Investors@LCI1.com

Media
FGS Global
Andy Duberstein/Mike DeGraff/Hayley Cook
LCIIndustries@fgsglobal.com